Exhibit (i)(iii)

CONSENT OF COUNSEL

We hereby consent to the use of our name under the caption “Counsel” in the Statement of Additional Information contained in Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of Stratus Fund, Inc. (Registration No. 33-37928) filed under the Securities Act of 1933 and Amendment No. 35 under the Investment Company Act of 1940.

       /s/ Ballard Spahr LLP

October 28, 2011

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